UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 30, 2025

Date of Report (Date of earliest event reported)

DBV Technologies S.A.

(Exact name of registrant as specified in its charter)

France	001-36697	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

107 avenue de la République 92320 Châtillon France	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +33 1 55 42 78 78

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value €0.10 per share	n/a	The Nasdaq Stock Market LLC *
American Depositary Shares, each representing five ordinary shares, nominal value €0.10 per share	DBVT	The Nasdaq Stock Market LLC

*	Not for trading, but only in connection with the registration of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2025, Philina Lee was appointed to the Board of Directors (the “Board”) of DBV Technologies S.A. (the “Company”) effective immediately, to fill the vacancy created by the resignation of Daniel Soland. Ms. Lee will also serve as a member of the Compensation Committee, in replacement of Mr. Soland. Ms. Lee’s appointment will be submitted to a shareholder vote at the next convened annual Ordinary and Extraordinary General Meeting of shareholders.

Ms. Lee, Ph.D., age 49, previously served as Chief Commercial Officer of Blueprint Medicines since April 2022. She joined Blueprint Medicines in August 2014 as Senior Director, New Product Strategy and Development and subsequently held multiple commercial roles with responsibility for strategy, operations, patient services, marketing and the precision medicine field team. From January 2021 to April 2022, she served as Senior Vice President, Head of Portfolio Strategy and Program Management. Previously, Dr. Lee held product strategy and marketing roles of increasing responsibility at Algeta, Sanofi and Genzyme. She previously served on the board of Fusion Pharmaceuticals, as a member of both the Nomination and Governance committee and Research and Development committee from 2021 to 2024. Philina earned a B.S. in Biochemistry from the University of Alberta, and a Ph.D. in Cell Biology from the Massachusetts Institute of Technology.

There are no arrangements or understandings between Ms. Lee and any other person pursuant to which Ms. Lee was appointed as a director. Ms. Lee does not have any family relationships with any of the Company’s directors or executive officers, and she does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Lee will be compensated in accordance with the Company’s non-employee director compensation policy. Ms. Lee will receive a fixed annual retainer of €100,000 per year for her service as a director. Ms. Lee will also receive €5,000 per year for her service as a member of the Compensation Committee.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on October 30, 2025 announcing the appointment described in Item 5.02 above. The press release making this announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press Release dated October 30, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DBV Technologies S.A.

Date: October 30, 2025	By:	/s/ Virginie Boucinha
	Name:	Virginie Boucinha
	Title:	Chief Financial Officer